May 1, 2006

Mr. Alan Wachtel
26 Longwood Drive
Huntington Station, New York 11746

Dear Alan:

This letter sets forth our agreement respecting the engagement by the undersigned (“Company” / “Argyle Security”) of you as a consultant to the Company.

1.    Company hereby engages you, and you hereby agree to be engaged, as a consultant, pursuant to the terms hereof.

2.    During the Term, as hereinafter defined, in your capacity as a consultant, and subject to the direction of Company’s officers, you will perform such duties as are assigned to you by an officer of the Company or the Company’s Board of Directors (the “Services”). You shall devote 66% (2/3) of your business time in performing the Services and shall not, on your own behalf or on behalf of any third party, engage in any activity that is in competition with the Company. You acknowledge that this agreement does not preclude Company from seeking other persons to perform the Services or activities similar to the Services.

3.    In full compensation for the Services, Company shall pay you a fee at the monthly rate of $7,000.00. You shall be reimbursed for out-of-pocket costs, including travel costs, incurred by you in performing Services, in accordance with Company’s applicable policies, as in effect from time to time, provided that all such costs are approved by the Company in advance.

4.    The Term of this agreement shall commence on the date hereof and continue until this agreement is terminated. This agreement may be terminated at any time by either party on fifteen days prior written notice to the other party. The financial terms of this agreement shall be re-looked at upon the date that the company executes a merger, acquisition, or asset purchase of another entity that satisfies the regulations governing Special Purpose Acquisition Corporations (De - SPAC).

5.    Except in connection with and in furtherance of your work on the Company's behalf, you shall not, without the Company's prior written consent, at any time, directly or indirectly: (i) use any of the Company’s confidential information for any purpose; or (ii) disclose or otherwise communicate any of the Company’s confidential information to any person or entity; or (iii) accept or participate in any employment, consulting engagement or other business opportunity that inevitably will result in the disclosure or use of any of the Company’s confidential information. For the purposes of this agreement, “confidential information” means all nonpublic information and know-how (in whatever form (including written, oral or by demonstration)) directly or indirectly relating to or arising from the Company’s business, or any portion thereof at any time engaged in or proposed to be engaged in, including, without limitation, trade secrets, patents, trademarks, websites, copyrights, information concerning the manner and details of the Company’s operation, organization and management; financial information and/or documents and nonpublic policies, the Company’s business plans and strategies, market research, data and analysis. All confidential information is the property of the Company and will remain the property of the Company.

6.    You hereby assign to the Company your entire right to all confidential information that you develop while working as a consultant to the Company, all of which shall be the sole and exclusive property of the Company, whether or not subject to patent, copyright, trademark or trade secret protection. You also acknowledge that all original works of authorship that are made by you (solely or jointly with others), within the scope of this agreement, and that are protectable by copyright, are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C. §§ 101, et seq.). To the extent that any such works, by operation of law, cannot be “works made for hire,” you hereby assign to the Company all right, title, and interest in and to such works and to any related copyrights.

7.    You acknowledge that there is significant value to the Company of the relationship between their consultants and their customers and clients, and that the provisions of this Paragraph 7 are necessary to safeguard the value of the Company’s relationships by protecting the Company against your competitive use of relationships that the Company enabled you to acquire. You agree that during the Term of this agreement and for one (1) year after the date of termination of your consulting agreement, you, without the prior written consent of the Company, shall not within the United States (or in any additional geographic area in which you shall have been involved in acquisition, sales or marketing efforts on behalf of the Company) directly or indirectly: (A) enter into the employ of or render any services to any person, firm, corporation or other entity engaged in any Competitive Business; (B) engage in any Competitive Business for your own account; (C) become associated with or interested in any Competitive Business as an individual, partner, shareholder, member, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; (D) employ or retain any person who was employed or retained by the Company; or (E) solicit, interfere with or endeavor to entice away from the Company any customer of the Company. Mere passive ownership of stock representing 1% or less of the capital stock of a publicly held company shall not be deemed a breach of this paragraph. “Competitive Business” shall mean any business competitive to the business then conducted or in the process of being implemented by the Company.

8.    This agreement contains the parties’ entire understanding with respect to the subject matter hereof and supersedes any and all previous or contemporaneous agreements between them with respect thereto. Neither party’s rights or obligations under this agreement may be assigned or delegated, and neither can this agreement be amended, nor any term hereof waived, except by a writing signed by each party. The determination by a court that any provision that is not of the essence of this agreement is invalid shall not affect the validity of any other provision hereof. The parties shall cooperate in good faith to substitute for any invalidated provision a valid provision, as alike in substance to such invalidated provision as would be lawful. Nothing herein shall constitute the parties as partners or agents of one another, create any fiduciary duty between the parties, or authorize either party to bind the other, and neither party shall make any contrary representation. The parties shall execute all such further instruments and documents as either shall reasonably request to effectuate any provision hereof. This agreement shall be governed by the laws of the State of New York applicable to a contract negotiated, signed, and wholly to be performed in such jurisdiction by residents thereof. Each party waives jury trial with respect to adjudication of any dispute arising under this agreement. Any notice authorized or required to be given hereunder shall be in writing, addressed to the respective parties as set forth on the first page hereof or to such other address as either party shall specify to the other in accordance with these notice provisions, and deemed given or made, if by hand or courier service by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; if by telecopier or email, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or 15 days after mailing by certified or registered mail, return receipt requested.

Please acknowledge that the foregoing correctly sets forth our agreement by signing below in the space provided, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

ARGYLE SECURITY ACQUISITION CORPORATION

By:	/s/ Ron Chaimovski
Name: Ron Chaimovski
Title: Co-Chief Executive Officer

ACCEPTED AND AGREED:

/s/ Alan Wachtel
Alan Wachtel